UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 29, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2015, Authentidate Holding Corp. (the “Company”) received a short-term loan of $200,000 (the “Loan Transaction”) from a strategic lender (the “Lender”) pursuant to which the Company issued a secured promissory note to the Lender in the aggregate principal amount of $200,000 (the “Secured Note”). The Secured Note is secured by a first priority lien on certain equipment owned by the Company with a net present value equivalent to the face value of the Secured Note and is due and payable on March 30, 2015. The lien was granted pursuant to a separate security agreement entered into by the Company and the Lender. The Company may prepay the Secured Note in whole or in part at its option. The Secured Note bears interest at the rate of 6% per annum (or 12% per annum upon and during the continuance of any event of default) and is not convertible into equity securities of the Company.

The Secured Note contains events of default customary for similar transactions. Events that may constitute an event of default under the Secured Note include (a) the failure to pay any principal or interest when due; (b) subject to a twenty business day grace period if curable, the Company breaches any covenant or other obligation or condition of the Secured Note or the corresponding security agreement; (c) any representation or warranty made by the Company in the Secured Note or the security agreement shall prove to be materially false or misleading; (d) any default exists under other obligations to pay indebtedness for borrowed money in an amount in excess of $100,000 or a final judgment for amounts in excess of $100,00 are rendered against the Company; (e) the Company voluntarily commences bankruptcy proceedings or consents to certain events such as the appointment of a receiver or custodian or similar bankruptcy proceedings are instituted against the Company and are not dismissed or discharged within 60 days; and (f) the transaction documents cease to create a valid and perfected lien on the material collateral. The Secured Note also contains certain customary covenants made by the Company, including, so long as the Secured Note is outstanding, that the Company will not: (a) incur or create any lien other than permitted liens; (b) engage in any business other than the business engaged in at the time of loan; or (c) change its type of legal entity or state of incorporation. Upon the occurrence and continuation of an event of default, the Lender may declare all outstanding obligations immediately due and payable, and exercise all rights and remedies available under the security agreement and applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: February 4, 2015

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